                           SCHEDULE 14 INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                      (Amendment No.      )


Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[  ]Definitive Additional Materials

[  ]Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        O.I. CORPORATION
         ----------------------------------------------
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       Bowne of Houston
            ----------------------------------------
           (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title or each class of securities to which transaction applies:

       ------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;1

       ------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------------

    1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

       ------------------------------------------------

    3) Filing Party:

       ------------------------------------------------

    4) Date Filed:

       ------------------------------------------------

                                O.I. CORPORATION

                         151 GRAHAM ROAD, P.O. BOX 9010
                        COLLEGE STATION, TEXAS 77842-9010


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 11, 1998



To the Shareholders of O.I. Corporation:

         You are hereby notified that the Annual Meeting of Shareholders of O.
I. Corporation will be held on Monday, May 11, 1998 at 3:00 p.m. at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, for the purposes of considering and voting upon the following matters proposed by the Board of
Directors:

         (i)   the election of directors;
         (ii) the ratification of the appointment of independent public accountants; and
         (iii) the transaction of such other business as may properly come before the meeting.

         The stock transfer books will not be closed, but only shareholders of record at the close of business on March 16, 1998, will be entitled to notice of and to vote at the meeting.

         After completing the business of the meeting, we will discuss fiscal year 1997 results and the current outlook for the Company. There will be a period for questions and discussion with the Company's officers and directors.

         If you plan to be present, please notify the Secretary of the Company so that the necessary arrangements can be made for your attendance. Regardless of whether you plan to personally attend, it is important that your shares be represented at the meeting; therefore, PLEASE DATE, SIGN AND IMMEDIATELY RETURN YOUR PROXY CARD IN THE POST-PAID ENVELOPE PROVIDED. You may revoke your proxy at any time prior to exercise.

                                        By Order of the Board of Directors




                                        Jane A. Smith
                                        Vice President-Corporate Secretary



April 9, 1998

                                O.I. CORPORATION

                         151 GRAHAM ROAD, P.O. BOX 9010
                        COLLEGE STATION, TEXAS 77842-9010


                                 PROXY STATEMENT


This Proxy Statement is furnished to the shareholders of O.I. Corporation (the "Company") in connection with the solicitation of proxies to be used in voting at the annual meeting of shareholders to be held on May 11, 1998. It is first being mailed to shareholders on or about April 9, 1998. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The person giving the enclosed proxy has the power to revoke it by giving notice to the Secretary in person, or by written notification actually received by the Secretary, at any time prior to its being exercised.

The Company will bear the cost of the solicitation of the proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. It is possible that further solicitation of proxies will be made by telephone or oral communication with some shareholders of the Company following the original solicitation. All further solicitations will be made by either the Company's transfer agent or by regular employees of the Company, neither of whom will be additionally compensated therefor.


                               GENERAL INFORMATION

The mailing address of the Company's principal executive offices is O.I. Corporation, P.O. Box 9010, College Station, Texas 77842-9010. The Company's telephone number is (409) 690-1711, and its FAX number is (409) 690-0440.


                          VOTING SECURITIES OUTSTANDING

As of March 16, 1998, there were 3,793,638 shares of common stock, par value $0.10 per share, ("Common Stock"), of the Company issued and outstanding, and each share is entitled to one vote. Only holders of Common Stock of record at the close of business on March 16, 1998, will be entitled to vote at the meeting. Shares not voted on matters, including broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter. Shares abstaining from voting will be treated as votes cast with respect to those matters, and therefore will have the effect of votes against any such matter.

In the absence of a quorum (1,896,820 shares) at the meeting, either in person or by proxy, the meeting may be adjourned from time to time for not more than 29 days, without notice, other than announcement at the meeting, until a quorum shall be formed.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of February 27, 1998, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company named below under "Election of Directors-Compensation of Executive Officers," and (iv) all directors, director nominees and executive officers of the Company as a group.



==================================================================================================================
NAME AND BUSINESS ADDRESS                                                  AMOUNT AND NATURE OF          PERCENT
OF BENEFICIAL OWNER                                                        BENEFICIAL OWNERSHIP          OF CLASS
------------------------------------------------------------------------------------------------------------------
William W. Botts
         President, Chairman of the Board, Chief Executive Officer         364,535 (1)                    9.3%
         P.O. Box 9010
         College Station, TX  77842-9010
------------------------------------------------------------------------------------------------------------------
Heartland Advisors
         790 North Milwaukee                                               403,500 (2)                   10.4%
         Milwaukee, WI  53202
------------------------------------------------------------------------------------------------------------------
Dimensional Fund Advisors, Inc.                                            243,900 (3)                    6.29%
         1299 Ocean Avenue
         Santa Monica, CA 90401
------------------------------------------------------------------------------------------------------------------
Jack S. Anderson, Director                                                  20,564 (4)                     *
------------------------------------------------------------------------------------------------------------------
J. Lester Heath, Director                                                    7,564 (4)                     *
------------------------------------------------------------------------------------------------------------------
Edwin B. King, Director                                                     15,564 (5)                     *
------------------------------------------------------------------------------------------------------------------
Craig R. Whited, Director                                                   91,164 (6)                    2.4%
------------------------------------------------------------------------------------------------------------------
Gary D. Sides, Vice President                                               13,001 (7)                     *
------------------------------------------------------------------------------------------------------------------
Mark G. Whiteman, Vice President                                               --                          --
------------------------------------------------------------------------------------------------------------------
Directors and executive officers as a group (8 persons)                    532,926 (8)                   13.39%
==================================================================================================================

---------------------
*    Beneficial ownership of less than 1% of the class is omitted.
(1)  Includes 131,668 shares subject to presently exercisable options.
(2) As of January 31, 1998, Heartland Advisors, Inc. has sole voting and dispositive power as to all 403,500 shares, which are beneficially owned. All shares are held in investment advisory accounts of Heartland Advisors, Inc. Included is the interest of one account, the Heartland Small Cap Contrarian Fund, a series of Heartland Group, Inc., a registered investment company, which relate to more than 5% of the class.
(3) As of December 31, 1997, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 243,900 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(4)  Includes 5,000 shares subject to presently exercisable options.
(5)  Includes 3,000 shares subject to presently exercisable options.
(6)  Includes 2,000 shares subject to presently exercisable options.
(7)  Includes 13,001 shares subject to presently exercisable options. Dr.
     Sides resigned from his position as Vice President of the Company effective March 31, 1998.
(8)  Includes 172,503 shares subject to presently exercisable options.

                              ELECTION OF DIRECTORS

PROPOSAL 1: THE BOARD OF DIRECTORS HAS NOMINATED AND URGES YOU TO VOTE FOR THE FIVE NOMINEES LISTED BELOW. PROXIES SOLICITED HEREBY WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

At the meeting, five (5) directors are to be elected to serve for the ensuing year and until their respective successors are elected and qualified, in accordance with the provisions of the bylaws. The shareholders are being asked to vote for the election of Messrs. Anderson, Botts, Heath, King, and Whited. Unless otherwise marked, the shares represented by the enclosed proxy will be voted "FOR" the election as directors of the five (5) nominees named above. The proxy cannot be voted for a greater number of persons than the number of nominees named. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such person as may be determined by the holders of such proxy.

NOMINEES FOR BOARD OF DIRECTORS

The nominees to serve as directors of the Company until the next annual meeting of shareholders and until their successors are elected and qualified, and certain information with respect to the business experience of each nominee during the last five years, is set forth below.

         WILLIAM W. BOTTS. MR. BOTTS, age 55, has served on the Board of Directors since 1986. Mr. Botts was Executive Vice-President and Chief Operating Officer of The Brandt Company, a privately owned oil field service company headquartered in Houston, Texas until it was sold to TRW, Inc. in August 1982. At the time of such sale, he was named Vice-President and General Manager of the Brandt Division of TRW Inc. Mr. Botts served in that position until he was elected President and Chief Operating Officer of the Company on February 1, 1985. Mr. Botts was subsequently elected Chief Executive Officer of the Company on July 19, 1985, and Chairman of the Board of Directors of the Company on May 26, 1986.

         JACK S. ANDERSON. Mr. Anderson, age 72, has served on the Board of Directors since 1980. Mr. Anderson was Senior Vice President of NL Petroleum Services in Houston, Texas from June 1969 to September 1980. He was Executive Vice President and Director of GEO International, Houston, Texas from October 1980 to October 1983, and from October 1983 until the present, he has served as President of Jasada Corporation, an investment firm located in Houston, Texas. Mr. Anderson has served since November 1983 as President of Anlo Energy, Inc., a mining company. Mr. Anderson serves as a director of Califone International located in Los Angeles, California, Shoreline, Inc. located in Taft, Texas, FMI, Inc. located in Houston, Texas, and executive officer and director of Virosafe, Inc. located in Houston, Texas, all of which are privately owned companies.

         J. LESTER HEATH. Mr. Heath, age 76, has served on the Board of Directors since 1985. Mr. Heath was President of the Vector Cable Company, Sugarland, Texas from 1972 until his retirement in 1981. Vector Cable Company, a manufacturer of cable, is a wholly-owned subsidiary of Schlumberger, Inc., a diversified oil field service company. From 1983 to 1988, Mr. Heath served as President of National Line Products, Inc., of Houston, Texas, an industrial products distributor. He currently serves as Secretary of Lester Heath Consultants, Inc., and as a Director of Virosafe, Inc., Houston, Texas.

         EDWIN B. KING. Mr. King, age 70, has served on the Board of Directors since February 1995. Mr. King was President of Gulf Chemical & Metallurgical Co., of Texas City, Texas, a chemical and metallurgical processing company from 1969 to 1984. From 1984 to 1996, Mr. King held the position of President and CEO, director, and majority owner of Asoma Instruments, Inc. of Austin, Texas, an analytical instrument manufacturer. Mr. King resigned as President of Asoma Instruments, Inc. in mid-1996, but remains CEO, director and majority owner. From 1984 to 1997, Mr. King held the position of President, co-owner, and director of Jumbo Mining Company, a mining company whose principal operations are located in Winnemucca, Nevada and Delta, Utah. He also served as director and President of Asoma (Utah) Inc. from 1982 to 1997 and WTC Engineering Inc. of Bozeman, Montana and director and Vice President of Asoma Tower, Inc. He was elected as a director of the Company on February 13, 1995. On November 10, 1997, Jumbo Mining Company and Asoma (Utah) Inc. filed for protection under Chapter 7 of the U.S. Bankruptcy Code. Mr. King was a majority stockholder and executive officer of each corporation, as well as one of the principal creditors of each corporation.

         CRAIG R. WHITED. Mr. Whited, age 51, was elected to the Board of Directors of the Company in May 1996 and has served since that time. From 1975 to the present, Mr. Whited has held numerous financial and consulting positions. From 1975 to 1979, he was a CPA, management consultant, and supervisor for the auditing firm of Deloitte, Haskins & Sells CPAs, Los Angeles, California. From 1979 to 1986, he served as Vice President of Finance for Penberthy Lumber Company, a major hardwood lumber products manufacturer and importer, Los Angeles, California. From 1986 to 1988, he served as President and Chief Financial Officer of Connor Forest Industries, Inc., a major domestic hardwood lumber products grower and manufacturer, with offices in California, Michigan and Texas. From 1987 to 1988, he served as Senior Vice President and Chief Financial Officer of Bridgewater Resources Corporation, the domestic holding company of a European conglomerate engaged in the manufacture of lumber products, electronics, and real estate development, with offices in California, Michigan, New York, and Texas. From 1988 to the present, Mr. Whited has served as President, Chief Executive Officer, and director of The Oxford Group, Inc., a management and financial consulting firm, with offices in both Los Angeles, California and Las Vegas, Nevada.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 1997, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

During fiscal 1997, no member of the compensation committee (or board committee performing equivalent functions (i) was an officer or employee of the Company,
(ii) was formerly an officer of the Company of (iii) had any business relationship or conducted any transactions with the Company.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Directors are elected at each annual meeting of shareholders and serve until a successor shall be elected and qualified at an appropriate annual meeting of the shareholders. Vacancies may be filled by a majority of the remaining directors. The Company's Board of Directors met five times during 1997. The Board of Directors has a standing Stock Option and Compensation Committee and Finance and Audit Committee. The Company does not have a Nominating Committee. During 1997, the Stock Option and Compensation Committee met once, and the Finance and Audit Committee met twice. Each member of the Board of Directors attended all the meetings of the Board of Directors and the committees of which such person was a member during 1997.

STOCK OPTION AND COMPENSATION COMMITTEE. The Stock Option and Compensation Committee (the "Compensation Committee") consists of Messrs. Anderson, Heath, King, and Whited. Functions of this committee are to approve and recommend to the Board of Directors the approval of remuneration arrangements of directors and senior management personnel, adopting, subject to Board approval, compensation plans for officers and directors and administering and granting benefits pursuant to such plans.

FINANCE AND AUDIT COMMITTEE. The Finance and Audit Committee consists of Messrs. Anderson, Heath, King, and Whited. The function of this committee is to (A) investigate and study matters relating to the operations and finances of the Company, (B) meet periodically with the Company's management and its independent public accountants to review (i) their reports relating to their examination of the financial statements and of the internal accounting control systems of the Company, (ii) their recommendations for strengthening internal controls and improving operating procedures and (iii) compliance by Company personnel with Company policies relating to various governmental laws and regulations dealing with ethics, conflicts of interest and disbursements of corporate funds, and (C) to give advice and make recommendations with respect to such matters.

COMPENSATION OF DIRECTORS

Effective January 1, 1997, directors compensation was payable at each director's discretion in either cash, Company Common Stock, or any combination of both, amounting to $2,000 per meeting. With the exception of a Board meeting held in February 1997, in which each director was compensated with 564 shares of the Company's common stock, all non-employee directors received a fee of $2,000 for each regular Board of Directors meeting attended and $500 for each committee meeting and special Board of Directors meeting attended. Directors who are also officers or employees of the Company receive no additional compensation for attendance at such Board or committee meetings. For the fiscal year ended December 31, 1997, directors fees paid were: Mr. Anderson, $9,000; Mr. Botts, $0; Mr. Heath, $9,000; Mr. King, $9,000; and Mr. Whited, $9,000.

Pursuant to the Company's 1993 Incentive Compensation Plan (the "1993 Plan"), each non-employee director shall be granted annually a stock option for 1,000 shares at an exercise price determined by the fair market value of a share of Common Stock on the day of grant, which shall be the day of Company's Annual Meeting of Shareholders. The options (i) vest six months from the date of grant,
(ii) are exercisable to the extent vested for a period of (a) three months following termination of service as a director for reasons other than retirement, disability, death or cause and (b) generally, twelve months following termination of service as a director for retirement, disability or death; (iii) have a term of ten years and; (iv) are exercisable in full following a "Change in Control" event (as defined in the 1993 Plan).

On May 12, 1997, the day of the 1997 Annual Shareholders Meeting, each non-employee director was granted options to purchase 1,000 shares of the Company's common stock under the 1993 Plan as described above.

COMPENSATION OF EXECUTIVE OFFICERS

The following table lists, for the year ended December 31, 1997, cash compensation paid by the Company to each of the most highly compensated executive officers whose cash compensation exceeded $100,000 during 1997.


                           SUMMARY COMPENSATION TABLE


---------------------------------------------------------------------------------------------------------------
                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                   ANNUAL COMPENSATION                 ------------
                                                                        SECURITIES
                                                                        UNDERLYING            ALL OTHER
                                       SALARY               BONUS      OPTIONS/SARS          COMPENSATION
PRINCIPAL POSITION     YEAR             ($)                  ($)          (#)(1)               ($)(2)
---------------------------------------------------------------------------------------------------------------
William W. Botts      1997         $  138,308          $    -0-            10,000              $  30,749
President/Chief       1996         $  123,250          $    -0-            10,000              $  19,462
Executive Officer     1995         $  134,962          $    -0-            50,000              $  19,833
---------------------------------------------------------------------------------------------------------------
Dr. Gary D. Sides (3) 1997         $  99,786           $  36,116(4)         5,000              $   4,410
Vice President        1996         $  94,423           $  27,231(5)         5,000              $   1,935
                      1995         $  94,423           $  12,231(6)         5,000              $   1,944
---------------------------------------------------------------------------------------------------------------
Mark G. Whiteman      1997         $  85,885(7)        $    -0-            52,000              $  29,936
Vice President
---------------------------------------------------------------------------------------------------------------

---------------------
(1)  No SARs were granted to the named executives.
(2) The amounts in this column represent contributions to the 401K Plan. Also included in this column is a life insurance premium in the amount of $15,000 per year for Mr. Botts and relocation costs of $29,401 reimbursed to Mr. Whiteman.
     o At the end of each fiscal year, the Company makes a discretionary contribution to its 401(k) Plan. Contributions for Mr. Botts in 1997, 1996 and 1995 were $5,759, $4,463, and $4,833, respectively.
         Contributions for Dr. Sides in 1997, 1996 and 1995 were $4,440, $1,936, and $1,944, respectively.
(3) Dr. Sides resigned from his position as Vice President of the Company effective March 31, 1998.
(4) This amount includes $6,116 relating to the annual bonus referred to in Note 5 and a $30,000 performance bonus for 1997.
(5) This amount includes the annual bonus referred to in Note 5 and a $15,000 performance bonus for 1996.
(6) This amount reflects an annual bonus paid quarterly to Dr. Sides in the amount of $3,057 per quarter under an agreement with CMS Research Corporation, so long as Dr. Sides remains an employee. The final payment under such agreement was made on June 30, 1997.
(7) Mr. Whiteman's compensation reflects approximately nine months of employment.

The following table sets forth certain information with respect to stock options granted to the indicated persons between January 1, 1997 and December 31, 1997.


                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

================================================================================================================
                     INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------
                       NUMBER OF          % OF TOTAL
                      SECURITIES          OPTIONS/                                            POTENTIAL
                      UNDERLYING            SARS                                         REALIZABLE VALUE AT
                       OPTIONS/           GRANTED TO     EXERCISE                          ASSUMED ANNUAL
                         SARS             EMPLOYEES      OR BASE                           RATES OF STOCK
                       GRANTED            IN FISCAL      PRICE       EXPIRATION          PRICE APPRECIATION
NAME                     (#)               YEAR          ($/SH)         DATE             FOR OPTION TERM (4)
---------------------------------------------------------------------------------------------------------------
                                                                                            5% ($)      10% ($)
---------------------------------------------------------------------------------------------------------------
William W. Botts     10,000(1)            11.0%         $4.25         Dec. 22, 2007       $  26,728   $  67,734
---------------------------------------------------------------------------------------------------------------
Gary D. Sides (2)     5,000(1)             5.5%         $4.25         Dec. 22, 2007       $  13,364   $  33,867
---------------------------------------------------------------------------------------------------------------
Mark G. Whiteman     40,000(3)            45.0%         $3.50         Mar. 5, 2007        $  88,045   $ 223,124
                    12,000(1)             13.0%         $4.25         Dec. 22, 2007       $  32,074   $  81,281
================================================================================================================

-----------------
(1) Options vest 33-1/3% annually from date of grant. No SARs were granted. Exercisability may be accelerated upon the occurrence of a "Change in Control Event" (as defined in the Company's 1993 Incentive Compensation
     Plan).
(2) Dr. Sides resigned from his position as Vice President of the Company effective March 31, 1998.
(3) Options vest 25% annually beginning June 8, 1998. No SARs were granted. Exercisability may be accelerated upon the occurrence of a "Change in Control Event" (as defined in the Company's 1993 Incentive Compensation Plan).
(4) The Securities and Exchange Commission requires disclosure of the potential realizable value. The disclosure assumes the option will be held for the full ten-year term prior to exercise. Such option may be exercised prior to the end of such ten-year term.


The following table provides information on option exercises in fiscal 1997 by the named executive officers and the values of such officers' unexercised options at December 31, 1997.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

=======================================================================================================================
                     SHARES                               NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                    ACQUIRED                             UNDERLYING UNEXERCISED                 IN-THE-MONEY
                      ON             VALUE                   OPTIONS/SARS AT                  OPTIONS/SARS AT
NAME                EXERCISE        REALIZED               DECEMBER 31, 1997                 DECEMBER 31, 1997
----------------------------------------------------------------------------------------------------------------------
                                                     Exercisable    Unexercisable       Exercisable      Unexercisable
                                                     -----------    -------------       -----------      -------------
William W. Botts    20,000         $  80,625           131,668          33,333           $103,260        $39,165

CERTAIN TRANSACTIONS, EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Under the terms of an employment agreement with the Company effective May 1, 1997 and terminating December 31, 1999, Mr. Botts, a Director of the Company, is performing executive duties as President and Chief Executive Officer of the Company. Compensation paid pursuant to this agreement includes an annual salary as determined by the Board of Directors (such amount is included in the Summary Compensation Table above), a life insurance policy and an automobile allowance. The employment agreement remains in effect until its expiration date, unless Mr. Botts dies, becomes disabled or violates his duty of loyalty to the Company, or following a change in control of the Company. Commencing on January 1, 1998 and on each January 1 thereafter the term of Mr. Botts' employment agreement (the "Term") shall automatically be extended one additional year unless, not later than September 30 of the preceding year, the Company's Board of Directors shall give written notice to Mr. Botts that the Term shall cease to be so extended. In no event will the Term extend beyond the end of the calendar month in which Mr. Botts' 65th birthday occurs. If Mr. Botts is terminated for any reason other than Misconduct or Disability (both as defined in the employment agreement), he will continue to be compensated for the remainder of the term of the employment agreement and to receive coverage under the Company's life, disability, accident and group health insurance plans. Additionally, Mr. Botts may receive the same benefits if he terminates his employment for Good Reason (as defined in the employment agreement).

Under the terms of an employment agreement with the Company effective March 15, 1997, Mr. Whiteman is performing duties as Vice President of the Company. Compensation paid pursuant to this agreement includes an annual salary as determined by the Board of Directors (such amount is included in the Summary Compensation Table above), the use of a company vehicle and a stock option grant of 40,000 shares. The employment agreement is terminable at the option of the Company, provided the Company gives Mr. Whiteman ten days written notice. If Mr. Whiteman is terminated for any reason other than Cause (as defined in the agreement), he will continue to be compensated for six months from the date of termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representation by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.

                          COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY

The Company's primary business objective is to maximize shareholder value over the long term. To help accomplish this objective, the Committee has developed an overall executive compensation philosophy with goals as follows:

         o   Attract, retain, and motivate key executives;
         o   Reward performance rather than create a sense of entitlement;
         o   Align executive and shareholder interests by stock ownership;
         o Assure that objectives for corporate and individual performance are established and measured.

For comparison of peer performance, and in order to maintain consistency in the Company's method of determining executive compensation, the Company uses a method for selecting comparable companies, which includes searches in various data bases from the NASDAQ National Market System, Media General Financial Services, and Standard Industrial Classification (SIC) Codes 382 (Laboratory and Analytical Instruments) and 3823 (Process Control Instruments). Management believes that SIC Code 382 contains companies that most closely represent an established grouping of which the Company may be called a peer. The Company was not able to obtain compensation information for all of the companies in SIC Code 382; however, certain companies within such classification (including Arizona Instruments, CEM, Dionex, Industrial Scientific, Isco, Mesa Labs Inc., and TSI) were compared to the Company in terms of growth in revenue, operating profit, net income, earnings per share, average return on assets and equity and compensation of executive management. The Committee desires to set executive compensation to correspond to a range of what is believed to be between the mid-to-high end of compensation ranges for executives in such companies, with further consideration based on the Company's performance compared to such companies. It should be noted, however, that the CEO and other executive officers are at risk for compensation through both bonuses and stock option appreciation, as reflected in the 1996 and 1997 compensation.

BASE SALARIES

The Committee reviews annually each executive's base salary. Base salaries are targeted at median levels for public companies of O.I. Corporation's relative size, as discussed above, but are determined primarily by individual performance relative to achieving Company goals. It is believed that base salaries paid in 1997 to the named executive and the CEO were consistent with such policy.

When evaluating individual performance, the Committee considers the executive's efforts in promoting Company values; contribution to the Company's financial performance; developing and executing a strategic plan for growth in revenues and net income; improving product quality; specific job responsibilities, prior experience, job knowledge, and written performance appraisals for each executive. No specific weights have been assigned to the various factors.

The base salary of Mr. William W. Botts (Chairman of the Board, CEO, and President of the Company) and other executives of the Company were reviewed at the December 1997 meeting of the Compensation Committee. In view of the Company meeting certain predetermined financial goals relating to growth in sales, net income, and earnings per share for the 1997 fiscal year, CEO compensation of peer company and Mr. Botts' base salary having remained the same since December 1991, the Compensation Committee raised Mr. Botts' base salary to $150,000 per year. Prior to December 1997, the Compensation Committee had, in a meeting on July 14, 1997, agreed to restore Mr. Botts' base salary, effective March 24, 1997 to $145,000 per year, the level at which it existed prior to his voluntarily reducing it to $125,000 per year as part of a cost containment strategy implemented on July 3, 1995. Dr. Sides, President of the CMS business unit of the Company, received a base salary increase based on performance during 1997 from $100,000 to $110,000 to become effective the first pay period of 1998. Dr. Sides subsequently resigned from his position as Vice President of the Company effective March 31, 1998. Mr. Whiteman, Vice President of the Company, received a base salary increase based on performance during 1997 from $110,000 to $115,000 to become effective the first pay period of 1998.

ANNUAL CASH INCENTIVES

Annual cash bonuses provide executives with direct financial incentives to achieve corporate and individual performance goals. Bonuses for each executive are determined by the extent to which the Company met its financial goals for growth in revenue, operating profit, net income, earnings per share, and average return on assets and equity. Performance is also judged on the achievement of business plan goals relating to improving product quality and productivity and growth through new product development and acquisitions. No specific weights have been assigned to the various factors.

During 1997, most markets served by the Company remained soft, and substantial consolidation occurred among the buyers to whom the Company sells its products; therefore, management performance was evaluated on an officer's ability to change strategy and cope with these market conditions, including his or her ability to hold market share, contain cost, seek new business opportunities, and maintain customer satisfaction, as well as develop new products and acquire additional products or businesses.

During 1997, the Company achieved sales growth; however, even though profitable, it did not achieve consolidated operating profit goals for 1997. As shown in the Summary Compensation Table on page 6 of this Proxy Statement, Mr. Botts did not receive a bonus. Dr. Sides received a bonus in accordance with an agreement with CMS, which was entered prior to the merger of CMS and the Company. Such agreement provided that Dr. Sides receive a bonus of $3,057 per quarter with the final payment made in June 1997. Additionally, Dr. Sides received a performance bonus of $30,000 for managing and directing the CMS business unit and its achievement of certain business objectives and goals for 1997.

LONG-TERM INCENTIVES (STOCK OPTIONS)

Long-term incentives are provided pursuant to the 1993 Plan. The Committee determines annually the total amount of options that will be made available to the Company's executives. The amount of options granted each year are based on the executive's total compensation package and reflect the desire of the Compensation Committee to encourage equity ownership by the Company's executives in order to provide an appropriate link to the interest of the shareholders, to reward prior performance, and to provide long-term incentive award opportunities.

The stock option grants for 1997 were determined based on the performance of each executive with respect to their contribution to the Company's financial performance, measured as discussed above, together with an appraisal of the extent to which pre-established objectives were achieved, as well as the Committee's perception of the executive's ability and potential to contribute to the growth and profitability of the Company, to identify changing business conditions (such as market changes and competitive threats), and to respond with appropriate business strategies. No specific weights have been assigned to the foregoing factors. In 1997, grants covering 10,000 shares were made to Mr. Botts, 5,000 to Dr. Sides, and 52,000 to Mr. Whiteman as reflected in the Summary Compensation Table on page 6 of this proxy statement, and a total of 22,700 shares to other employees. This decision was based on both the Company's achievement of certain business plan goals for the 1997 fiscal year as well as the Committee's desire to ensure Mr. Botts', Dr. Sides', and Mr. Whiteman's long-term perspective for Company stock price performance.

SUMMARY

The Committee believes that the incentive compensation program for the executives of the Company is comparable to the compensation programs provided by comparable companies and serves the best interest of the shareholders of the Company. The Committee also believes that annual performance pay is appropriately linked to individual performance, the Company's annual financial performance, and shareholder value. The Company intends to continue its program for setting executive compensation as outlined above.

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report is given by the following members of the Compensation
Committee:


Jack S. Anderson

J. Lester Heath

Edwin B. King

Craig R. Whited

                        FIVE-YEAR CUMULATIVE TOTAL RETURN
                  AMONG O.I. CORPORATION, NASDAQ MARKET INDEX,
                              AND PEER GROUP INDEX


Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return (change in year-end stock price plus reinvested dividends) on the Company's Common Stock against the cumulative total return of the NASDAQ Market Index and a peer group index consisting of public companies with the Company's Standard Industrial Classification ("SIC") Code (Laboratory and Analytical Instruments) for the period of five years beginning at the beginning of fiscal year 1993. The SIC Code for Laboratory and Analytical Instruments includes over ninety (90) issuers, such as Arizona Instrument, CEM, Dionex, Isco, Industrial Scientific Corp., Mesa Labs, and TSI.

===========================================================================================
             COMPANY                  1992     1993     1994     1995     1996     1997
-------------------------------------------------------------------------------------------
O.I. CORPORATION                        100       84       63       48       58       71
-------------------------------------------------------------------------------------------
SIC CODE 382                            100      115      119      176      209      239
-------------------------------------------------------------------------------------------
NASDAQ MARKET INDEX                     100      120      126      163      203      248
===========================================================================================

The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

PROPOSAL 2: THE BOARD OF DIRECTORS HAS UNANIMOUSLY SELECTED PRICE WATERHOUSE AND URGES YOU TO VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SUCH FIRM, AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR 1998. PROXIES SOLICITED HEREBY WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

The Board of Directors has appointed the firm of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998, subject to ratification by the Company's shareholders. Price Waterhouse has served as the Company's independent public accountants since May, 1992. Representatives of Price Waterhouse are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.


                              SHAREHOLDER PROPOSALS

No shareholder proposals were received for inclusion in this Proxy Statement. The Company has also adopted Bylaw provisions that require the nominations of persons for election to the Board of Directors and the proposal of business by shareholders at an annual meeting of shareholders must fulfill certain requirements which include the requirement that notice of such nominations or proposals must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary of the prior annual meeting. In order to be timely for next year's annual meeting such notice must be delivered between February 10, 1999 and March 12, 1999.

                                  OTHER MATTERS

Management knows of no other matters to be brought before the annual meeting of shareholders at the time and place indicated in the notice thereof; however, if any additional matters are properly brought before the meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of the Company.

The accompanying form of proxy has been prepared at the direction of the Board of Directors of the Company, of which you are a shareholder, and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

The Management of the Company urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it immediately. You may revoke your proxy and vote in person if you are able to attend.

                                     O.I. CORPORATION

                                     By Order of the Board of Directors



                                     Jane A. Smith
                                     Vice President-Corporate Secretary

April 9, 1998

PROXY                        O.I. CORPORATION                            PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoint(s) William W. Botts and Jane A. Smith, and each of them, lawful attorneys and proxies of the undersigned to vote as Proxy at the Annual Shareholders' Meeting of O.I. Corporation (herein the "Company") to be held on Monday, May 11, 1998, and any adjournment(s) thereof according to the number of votes owned by the undersigned as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. If no direction is made, this proxy will be voted for Proposals 1 and 2. Any prior proxy is hereby revoked.

PROPOSAL 1:       The Election of Directors.

                                            |_| FOR all nominees (except as marked to the contrary below)

                                            |_| WITHHOLD AUTHORITY to vote for all nominees

         Jack S. Anderson           J. Lester Heath           Craig R. Whited
         William W. Botts           Edwin B. King

         (INSTRUCTION:     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
                           NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

------------------------------------------------------------------------------------------------------------
                                                                                FOR  AGAINST ABSTAIN

PROPOSAL 2:       The Ratification of the Appointment of                        |_|     |_|      |_|
                  Independent Public Accountants.

In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.


                                     DATE
                                          ------------------------------------
                                     SIGNATURE(S)
                                                 -----------------------------

                                     -----------------------------------------

                          NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED PERSON. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                 PLEASE MARK, SIGN, DATE AND RETURN THIS
                                 PROXY CARD PROMPTLY, USING THE ENCLOSED
                                 ENVELOPE. THANK YOU.